Exhibit 99.1

Xometry Reports Fourth Quarter and Full Year 2023 Results

•
Q4 revenue increased 31% year-over-year to $128 million driven by strong, accelerated marketplace growth of 42% year-over-year. Supplier services revenue decreased 15% year-over-year primarily due to the approximate $2 million year-over-year impact from the discontinuation of the sale of tools and materials.
•
Q4 gross profit increased 39% year-over-year driven by 68% growth in marketplace gross profit. Q4 marketplace gross margin increased 500 basis points year-over-year to 31.3%.
•
Q4 Adjusted EBITDA loss of $2.9 million, a $12.8 million year-over-year improvement driven by higher revenue, gross profit, operating efficiencies and further expense savings partly offset by investments in sales and international.
•
2024 growth initiatives include: expanding buyer and supplier networks; driving deeper enterprise engagement; further expanding the marketplace menu; growing internationally and enhancing supplier services.
•
Announced appointment of James Miln as Chief Financial Officer to help drive Xometry's long-term growth and profitability.

NORTH BETHESDA, MD., February 29, 2024 /Globe Newswire/-- Xometry, Inc. (NASDAQ:XMTR), the global AI-powered marketplace connecting enterprise buyers with suppliers of manufacturing services, today reported financial results for the fourth quarter and full year ended December 31, 2023.

“In Q4 2023, we delivered record financial results including our highest revenue and gross profit in Xometry history,“ said Randy Altschuler, Xometry’s CEO. ”Xometry's strong 31% revenue growth was driven by accelerated 42% marketplace growth. We improved operating leverage, reducing Q4 Adjusted EBITDA loss by 32% quarter-over-quarter. Powered by AI, our marketplace continues to gain significant market share as buyers and suppliers realize the value, convenience and resiliency of our platform. While we have seen a softer start to the year as reflected in our outlook, we remain confident in our initiatives to drive long term profitable growth.”

Fourth Quarter 2023 Financial Highlights

•
Total revenue for the fourth quarter 2023 was $128 million, an increase of 31% year-over-year.
•
Marketplace revenue for the fourth quarter of 2023 was $112 million, an increase of 42% year-over-year.
•
Supplier services revenue for the fourth quarter of 2023 was $16.1 million, a decrease of 15% year-over-year driven primarily by the exit of the tools and materials business, which reduced revenue by approximately $2 million year-over-year.
•
Total gross profit for the fourth quarter 2023 was $49.1 million, an increase of 39% year-over-year.
•
Marketplace Active Buyers increased 36% from 40,664 as of December 31, 2022 to 55,458 as of December 31, 2023.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 30% from 1,027 as of December 31, 2022 to 1,331 as of December 31, 2023.
•
Marketplace Percentage of Revenue from Existing Accounts was 96%.
•
Active Paying Suppliers decreased 6% from 7,715 as of December 31, 2022 to 7,271 as of December 31, 2023. Excluding the exited tools and materials business, Active Paying Suppliers was flat year-over-year.

•
Net loss attributable to common stockholders was $10.6 million for the quarter, a decrease of $15.3 million year-over-year. Net loss for Q4 2023 included $5.9 million of stock-based compensation and $2.8 million of depreciation and amortization expense.
•
U.S. segment net loss to common stockholders was $5.9 million, a decrease of $16.0 million year-over-year. International segment net loss to common stockholders was $4.6 million, an increase of $0.7 million year-over-year.
•
Adjusted EBITDA was negative $2.9 million for the quarter, reflecting an improvement of $12.8 million year-over-year.
•
Cash, cash equivalents and marketable securities were $268.8 million as of December 31, 2023.

Fourth Quarter 2023 Business Highlights

•
Launched Xometry Teamspace in October after a successful beta test with several large customers in Q3. The cloud-based collaboration tool enables the customer’s employees to manage projects within Xometry’s AI-powered platform, streamlining order management, increasing efficiency and driving data-based decision-making. Since the launch, over 1,500 teams have been created.
•
Added IATF 16949 Automotive standard to the marketplace for our automotive buyers. IATF (“International Automotive Task Force”) is the international standard for quality management systems in the automotive industry.
•
Updated process recommender to the AI-powered Xometry Instant Quoting Engine®, expanding coverage of manufacturing processes and improving accuracy. As computer-aided design (“CAD”) files are uploaded to the Xometry marketplace, the new process recommender instantly analyzes the geometric features of the file, identifies the most appropriate manufacturing process for the customer, and configures their quote.
•
Launched add-in for SOLIDWORKS in Europe, the U.K. and Türkiye. Buyers can now get instant quotes, lead times, and design-for-manufacturability feedback from Xometry directly in the CAD software.

Full Year Financial Highlights

•
Total revenue for the full year 2023 was $463 million, an increase of 22% year-over-year.
•
Marketplace revenue for the full year of 2023 was $395 million, an increase of 30% year-over-year.
•
Supplier services revenue for the full year of 2023 was $68.7 million, a decrease of 12% year-over-year driven primarily by the exit of the tools and materials business, which reduced revenue by approximately $6 million year-over-year.
•
Total gross profit for the full year of 2023 was $178 million, an increase of 22% year-over-year.
•
Marketplace gross profit margin improved to 30.8% for the year ended December 31, 2023 from 28.2% for the year ended December 31, 2022.
•
Net loss attributable to common stockholders was $67 million for the full year of 2023, a decrease of $12 million year-over-year. Net loss for the full year of 2023 included $22 million of stock-based compensation and $11 million of depreciation and amortization expense.
•
U.S. segment net loss to common stockholders was $49.7 million, a decrease of $12.1 million year-over-year. International segment net loss to common stockholders was $17.8 million, an increase of $0.5 million year-over-year.
•
Adjusted EBITDA was negative $27.5 million for the full year 2023, reflecting an improvement of $17.3 million.

Full Year Business Highlights

•
Grew the number of Active Suppliers 36% year-over-year from 2,529 to 3,429.
•
Expanded further in Europe with the launch of xometry.uk, a localized marketplace for UK customers. Xometry’s localized marketplaces allow regional customers to get quotes and purchase parts directly in local currency.
•
Introduced instant quoting for parts with multiple finishes. Buyers can identify parts requiring multiple finishes and the instant quoting engine will automatically price them. This instant feedback helps buyers make decisions in real-time.
•
Introduced a new quick-turn injection molding service for quotes in as fast as two hours and parts in as little as five business days.
•
Acquired Tridi Teknoloj A.S. (“Tridi”) located in Istanbul, Türkiye. The acquisition of Tridi extends our marketplace capabilities in Europe by opening an array of affordable suppliers and the ability to serve all of Europe within a 24-hour turnaround period.
•
Expanded AI-powered Xometry Instant Quoting Engine to include instant-quoting of inserts, multi-part assemblies, and expanded sheet-cutting processes. The enhanced features allow buyers to instantly get pricing and lead times on CNC, sheet metal and sheet-cut parts with standard inserts while also analyzing multi-party assemblies, further accelerating Xometry’s assembly production work.
•
Introduced expanded sheet-cutting options to include a wider array of metal, composite and rubber materials. Xometry’s sheet-cutting service can cut a variety of materials using the latest laser and waterjet-cutting technologies.
•
Launched Instant Quoting for Alibaba Group’s 1688.com on-demand manufacturing services through Xometry APAC. The collaboration gives buyers in China the ability to receive instant quotes and lead times from Chinese suppliers, data that is fueled by Xometry’s AI-powered Instant Quoting Engine. Xometry is the only partner specialized in the structural parts on 1688.com that will provide real-time pricing and lead times.
•
Announced a partnership with Google Cloud to help accelerate new auto-quote methods and models within the AI-powered Xometry Instant Quoting Engine. Using Vertex AI, Xometry will accelerate the deployment of its instant-quoting to encompass the broadest and most comprehensive set of manufacturing technologies. The Vertex AI platform will enable us to get to market faster with new offerings in entirely new categories, allowing us to become more indispensable to our customers and to our suppliers globally.
•
Expanded Thomas Marketing Services’ self-serve offering to include bundles with advertising and video services. Added two additional self-serve profile options for the more than 500,000 suppliers on Thomasnet.com. “Thomas Verified” and “Thomas Verified + Video” offer manufacturers enhanced visibility and targeting to prospects from preferred industries, as well as custom video options.
•
Added AS9100 Certified to the Instant Quoting Engine for our aerospace and defense buyers in October. AS9100 is a certification defining the design and manufacturing standard for aerospace and defense products including parts, components, and assemblies. This is particularly relevant for customers doing production work including flight parts.
•
Expanded International offerings including Portuguese language capability and new automated inspection reports in Europe. Buyers now can conveniently pick from multiple report options on the Xometry Europe marketplace including First Article Inspection Report and Measurement Report. Xometry Asia added Fused Deposition Modeling auto-quoting capabilities.

Financial Summary(1)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change

Consolidated
Revenue	$128,145	$98,061	31%	$463,406	$380,921	22%
Gross profit	49,085	35,202	39%	178,259	145,991	22%
Net loss attributable to common stockholders	(10,551)	(25,813)	59%	(67,472)	(79,059)	15%
EPS, basic and diluted, of Class A and Class B common stock	(0.22)	(0.54)	59%	(1.41)	(1.68)	16%
Adjusted EBITDA(2)	(2,850)	(15,639)	82%	(27,490)	(44,799)	39%
Non-GAAP net loss(2)	(400)	(15,119)	97%	(19,355)	(43,131)	55%
Non-GAAP EPS, basic and diluted(2), of Class A and Class B common stock	(0.01)	(0.32)	97%	(0.40)	(0.91)	56%

Marketplace
Revenue	$112,090	$79,148	42%	$394,754	$303,223	30%
Cost of revenue	77,024	58,323	(32)%	273,264	217,779	(25)%
Gross Profit	$35,066	$20,825	68%	$121,490	$85,444	42%
Gross Margin	31.3%	26.3%	5.0%	30.8%	28.2%	2.6%

Supplier services
Revenue	$16,055	$18,913	(15)%	$68,652	$77,698	(12)%
Cost of revenue	2,036	4,536	55%	11,883	17,151	31%
Gross Profit	$14,019	$14,377	(2)%	$56,769	$60,547	(6)%
Gross Margin	87.3%	76.0%	11.3%	82.7%	77.9%	4.8%
(1)
Our 2022 results have been revised to reflect immaterial corrections related to certain captions within the Consolidated Balance Sheet, Consolidated Statement of Operations and Comprehensive Loss and Consolidated Statement of Cash Flows. See tables below for additional details with respect to the line items impacted.
(2)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(3):

	As of December 31,
	2023	2022	% Change

Active Buyers(4)	55,458	40,664	36%
Percentage of Revenue from Existing Accounts(4)	96%	96%
Accounts with Last Twelve-Months Spend of at Least $50,000(4)	1,331	1,027	30%
Active Paying Suppliers(4)(5)	7,271	7,715	(6)%

(3)
These key operating metrics are for Marketplace and Supplier Services. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(4)
Amounts shown for Active Buyers, Accounts with Last Twelve-Months Spend of at Least $50,000, and Active Paying Suppliers are as of December 31, 2023 and 2022, and Percentage of Revenue from Existing Accounts is presented for the quarters ended December 31, 2023 and 2022.
(5)
Excluding the impact of the exit of the supplies business, Active Paying Suppliers was flat year-over-year.

Financial Guidance and Outlook:

	Q1 2024
	(in millions)
	Low	High
Revenue	$118	$120
Adjusted EBITDA	$(9)	$(7)

•
Expect Q1 2024 revenue growth of 12%-14% year-over-year to $118-$120 million.

•
Expect Q1 2024 Adjusted EBITDA loss of $7.0-$9.0 million.
•
Expect fiscal 2024 marketplace revenue growth of at least 20% year-over-year and expect supplier services revenue to be down approximately 10% year-over-year driven by the discontinuation of the sale of tools and materials and the wind down of non-core services.
•
Expect to be Adjusted EBITDA profitable in the third quarter of 2024. For fiscal 2024, we expect improved operating leverage partly offset by international and enterprise growth investments.

Xometry’s first quarter 2024 and full year 2024 financial outlook is based on a number of assumptions that are subject to change and many of which are outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Xometry’s stock price. Xometry expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net loss and non-GAAP Earnings Per Share, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies on our platform.

Supplier service revenue: includes the sales of marketing and advertising services and, to a lesser extent, financial service products, SaaS-based solutions and the sale of supplies, which was discontinued during the second quarter of 2023.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or supplies. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product or buy tools or supplies. We adjusted the number of our 2022 active suppliers in 2023 to reflect an immaterial correction.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Active Paying Suppliers: The Company defines Active Paying Suppliers as individuals or businesses who have purchased one or more of our supplier services, including digital marketing services, data services, financial services or supplies on our platforms, during the last twelve months.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, income tax provision (benefit), and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, lease abandonment, restructuring charges, costs to exit the supplies business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP net loss: The Company defines non-GAAP net loss as net loss adjusted for depreciation and amortization, stock-based compensation, amortization of lease intangible, amortization of deferred costs on convertible notes, loss on marketable securities, loss on sale of property and equipment, charitable contributions of common stock, impairment of assets, lease abandonment and termination costs, restructuring charges, costs to exit the supplies business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net loss divided by weighted average number of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net loss and non-GAAP EPS, basic and diluted provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ:XMTR) AI-powered marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the $2 trillion manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and makes it easy for buyers to create locally resilient supply chains. The Xometry Instant Quoting Engine® leverages millions of pieces of data to analyze complex parts in real-time, matches buyers with the right suppliers globally, and provides accurate pricing and lead times. Learn more at www.xometry.com or follow @xometry.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on February 29, 2024. In addition to issuing a press release, the Company will post an earnings presentation to its investor website at investors.xometry.com.

Xometry, Inc. Fourth Quarter and Full Year 2023 Earnings Presentation and Conference Call

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8:30 a.m. Eastern / 5:30 a.m. Pacific on Thursday, February 29, 2024
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To register please use the following link: https://register.vevent.com/register/BIe8fa0a130127401593eefccfb6625781
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You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the first quarter 2024, our expectations regarding our full year marketplace and supplier services revenue and our ability to achieve Adjusted EBITDA profitability in the third quarter of 2024; our initiatives for growth; the impact of the appointment of James Miln on our long-term growth and profitability; and statements regarding our strategy, products and platform capabilities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as the current inflationary environment and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Corporate Communications for Xometry 415-583-2119 matthew.hutchison@xometry.com

Xometry, Inc. and Subsidiaries(1)

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$53,424	$65,662
Marketable securities	215,352	253,770
Accounts receivable, less allowance for credit losses of $2.4 million and $2.0 million as of December 31, 2023 and 2022	70,102	49,277
Inventory	2,885	1,571
Prepaid expenses	5,571	7,591
Other current assets	8,897	9,373
Total current assets	356,231	387,244
Property and equipment, net	35,637	19,079
Operating lease right-of-use assets	12,251	25,923
Investment in unconsolidated joint venture	4,114	4,068
Intangible assets, net	35,768	39,351
Goodwill	262,915	258,036
Other assets	471	413
Total assets	$707,387	$734,114
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,710	$12,437
Accrued expenses	41,845	33,433
Contract liabilities	7,357	8,729
Income taxes payable	2,484	3,956
Operating lease liabilities, current portion	6,799	5,471
Total current liabilities	83,195	64,026
Convertible notes	281,769	279,909
Operating lease liabilities, net of current portion	10,951	16,940
Deferred income taxes	275	429
Other liabilities	778	1,011
Total liabilities	376,968	362,315
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 45,489,379 shares and 44,822,264 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 2,676,154 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	648,317	623,081
Accumulated other comprehensive income	855	28
Accumulated deficit	(319,872)	(252,400)
Total stockholders’ equity	329,300	370,709
Noncontrolling interest	1,119	1,090
Total equity	330,419	371,799
Total liabilities and stockholders’ equity	$707,387	$734,114

(1) Our 2022 results have been revised to reflect immaterial corrections related to certain captions within the Consolidated Balance Sheet, Consolidated Statement of Operations and Comprehensive Loss and Consolidated Statement of Cash Flows. See tables below for additional details with respect to the line items impacted.

Xometry, Inc. and Subsidiaries(1)

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Revenue	$128,145	$98,061	$463,406	$380,921
Cost of revenue	79,060	62,859	285,147	234,930
Gross profit	49,085	35,202	178,259	145,991
Sales and marketing	25,373	24,664	93,688	84,371
Operations and support	12,922	12,434	52,372	48,628
Product development	8,892	8,315	34,462	31,013
General and administrative	14,437	15,103	70,916	58,246
Impairment of assets	-	380	397	824
Total operating expenses	61,624	60,896	251,835	223,082
Loss from operations	(12,539)	(25,694)	(73,576)	(77,091)
Other income (expenses)
Interest expense	(1,188)	(1,246)	(4,784)	(4,418)
Interest and dividend income	2,959	2,201	11,607	4,115
Other expenses	(355)	(450)	(1,511)	(2,183)
Income (loss) from unconsolidated joint venture	9	(30)	446	570
Total other income (expenses)	1,425	475	5,758	(1,916)
Loss before income taxes	(11,114)	(25,219)	(67,818)	(79,007)
Benefit (provision) for income taxes	561	(595)	353	(36)
Net loss	(10,553)	(25,814)	(67,465)	(79,043)
Net (loss) income attributable to noncontrolling interest	(2)	(1)	7	16
Net loss attributable to common stockholders	$(10,551)	$(25,813)	$(67,472)	$(79,059)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.22)	$(0.54)	$(1.41)	$(1.68)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	48,096,142	47,457,139	47,914,039	47,158,247

Comprehensive loss:
Foreign currency translation	$91	$492	$849	$(81)
Total other comprehensive income (loss)	91	492	849	(81)
Net loss	(10,553)	(25,814)	(67,465)	(79,043)
Comprehensive loss	(10,462)	(25,322)	(66,616)	(79,124)
Comprehensive (loss) income attributable to noncontrolling interest	(16)	(29)	29	56
Total comprehensive loss attributable to common stockholders	$(10,446)	$(25,293)	$(66,645)	$(79,180)

(1) Our 2022 results have been revised to reflect immaterial corrections related to certain captions within the Consolidated Balance Sheet, Consolidated Statement of Operations and Comprehensive Loss and Consolidated Statement of Cash Flows. See tables below for additional details with respect to the line items impacted.

Xometry, Inc. and Subsidiaries(1)

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2023	2022	2021
Cash flows from operating activities:
Net loss	$(67,465)	$(79,043)	$(61,381)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,738	7,819	3,596
Impairment of assets	397	824	—
Reduction in carrying amount of right-of-use asset	14,355	7,236	1,056
Stock based compensation	22,118	19,172	7,395
Non-cash interest expense	—	—	111
Loss on debt extinguishment	—	—	272
Revaluation of contingent consideration	571	817	—
(Income) loss from unconsolidated joint venture	(46)	130	(41)
Donation of common stock	1,029	2,272	2,226
Losses on marketable securities	—	1,855	2,002
Loss on sale of property and equipment	92	47	20
Inventory write-off	223	133	—
Amortization of deferred costs on convertible notes	1,860	1,718	—
Deferred taxes benefit	(154)	(653)	(179)
Restructuring charge	—	1,549	—
Changes in other assets and liabilities:
Accounts receivable, net	(20,594)	(17,012)	(11,117)
Inventory	(1,550)	351	293
Prepaid expenses	1,669	(1,616)	(4,025)
Other assets	(80)	(4,116)	464
Accounts payable	6,743	(215)	5,215
Accrued expenses	7,453	406	(12,008)
Contract liabilities	(1,404)	735	(1,625)
Lease liabilities	(5,520)	(5,727)	(845)
Income taxes payable	(312)	743	—
Net cash used in operating activities	(29,877)	(62,575)	(68,571)
Cash flows from investing activities:
Purchases of marketable securities	(11,582)	(284,096)	(267,467)
Proceeds from sale of marketable securities	50,000	58,927	235,000
Purchases of property and equipment	(18,486)	(13,650)	(6,262)
Proceeds from life insurance	—	—	627
Proceeds from sale of property and equipment	223	189	—
Cash paid for business combination, net of cash acquired	(3,349)	—	(174,646)
Net cash provided by (used in) investing activities	16,806	(238,630)	(212,748)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discount	—	—	325,263
Payments in connection with initial public offering	—	—	(3,678)
Proceeds from stock options exercised	1,909	3,715	2,291
Repayment of term loan	—	—	(16,136)
Proceeds from the exercise of warrants	—	—	40
Proceeds from issuance of convertible notes	—	287,500	—
Costs incurred in connection with issuance of convertible notes	—	(9,309)	—
Payment of contingent consideration	(842)	(932)	—
Payments on finance lease obligations	—	(2)	(12)
Net cash provided by financing activities	1,067	280,972	307,768
Effect of foreign currency translation on cash and cash equivalents	(234)	(367)	(61)
Net (decrease) increase in cash and cash equivalents	(12,238)	(20,600)	26,388
Cash and cash equivalents at beginning of the year	65,662	86,262	59,874
Cash and cash equivalents at end of the year	$53,424	$65,662	$86,262
Supplemental cash flow information:
Cash paid for interest	$2,875	$1,414	$907
Non-cash investing and financing activities:
Non-cash purchase of property and equipment	5,353	279	—
Non-cash consideration in connection with business combination	1,593	(518)	2,339
Shares issued in business combinations	—	—	102,888

(1) Our 2022 results have been revised to reflect immaterial corrections related to certain captions within the Consolidated Balance Sheet, Consolidated Statement of Operations and Comprehensive Loss and Consolidated Statement of Cash Flows. See tables below for additional details with respect to the line items impacted.

Xometry, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA:
Net loss(1)	$(10,553)	$(25,814)	$(67,465)	$(79,043)
Add (deduct):
Interest expense, interest and dividend income and other expenses	(1,416)	(505)	(5,312)	2,486
Depreciation and amortization(2)	2,799	2,103	10,738	7,819
Amortization of lease intangible	180	333	950	1,332
Provision (benefit) for income taxes	(561)	595	(353)	36
Stock-based compensation(3)	5,896	5,124	22,118	19,172
Lease abandonment(4)	—	—	8,706	—
Acquisition and other(5)	481	566	824	(676)
Charitable contribution of common stock	333	—	1,029	2,272
Income (loss) from unconsolidated joint venture	(9)	30	(446)	(570)
Impairment of assets	—	380	397	824
Restructuring charge(6)	—	1,549	738	1,549
Costs to exit the supplies business	—	—	586	—
Adjusted EBITDA	$(2,850)	$(15,639)	$(27,490)	$(44,799)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Non-GAAP Net Loss:
Net loss(1)	$(10,553)	$(25,814)	$(67,465)	$(79,043)
Add (deduct):
Depreciation and amortization(2)	2,799	2,103	10,738	7,819
Stock-based compensation(3)	5,896	5,124	22,118	19,172
Amortization of lease intangible	180	333	950	1,332
Amortization of deferred costs on convertible notes	464	468	1,860	1,718
Loss on marketable securities	—	196	—	1,855
Acquisition and other(5)	481	566	824	(676)
Loss on sale of property and equipment	—	(24)	92	47
Charitable contribution of common stock	333	—	1,029	2,272
Lease abandonment and termination(4)	—	—	8,778	—
Impairment of assets	—	380	397	824
Restructuring charge(6)	—	1,549	738	1,549
Costs to exit the supplies business	—	—	586	—
Non-GAAP Net Loss	$(400)	$(15,119)	$(19,355)	$(43,131)
Weighted-average number of shares outstanding used to compute Non-GAAP Net Loss per share, basic and diluted, of Class A and Class B common stock	48,096,142	47,457,139	47,914,039	47,158,247

EPS, basic and diluted, of Class A and Class B common stock	$(0.22)	$(0.54)	$(1.41)	$(1.68)
Non-GAAP EPS, basic and diluted, of Class A and Class B common stock	$(0.01)	$(0.32)	$(0.40)	$(0.91)

(1)
Our 2022 results have been revised to reflect immaterial corrections related to certain captions within the Consolidated Balance Sheet, Consolidated Statement of Operations and Comprehensive Loss and Consolidated Statement of Cash Flows. See tables below for additional details with respect to the line items impacted.
(2)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(3)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(4)
Amount is recorded in general and administrative and/or other expenses.
(5)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.
(6)
Costs associated with the a reduction in workforce.

Xometry, Inc. and Subsidiaries(1)

Segment Results

(In thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Segment Revenue:
U.S.	$110,574	$87,995	$403,289	$347,710
International	17,571	10,066	60,117	33,211
Total revenue	$128,145	$98,061	$463,406	$380,921

Segment Net Loss:
U.S.	$(5,947)	$(21,899)	$(49,689)	$(61,792)
International	(4,604)	(3,914)	(17,783)	(17,267)
Total net loss attributable to common stockholders	$(10,551)	$(25,813)	$(67,472)	$(79,059)

(1)
Our 2022 results have been revised to reflect immaterial corrections related to certain captions within the Consolidated Balance Sheet, Consolidated Statement of Operations and Comprehensive Loss and Consolidated Statement of Cash Flows. See tables below for additional details with respect to the line items impacted.

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Summary of Stock-based Compensation Expense
Sales and marketing	$1,456	$804	$4,909	$3,875
Operations and support	2,029	2,007	7,719	6,886
Product development	1,455	1,181	5,345	4,300
General and administrative	956	1,132	4,145	4,111
Total stock-based compensation expense	$5,896	$5,124	$22,118	$19,172

Summary of Depreciation and Amortization Expense
Cost of revenue	$52	$(17)	$172	$82
Sales and marketing	782	776	3,162	3,102
Operations and support	32	15	174	57
Product development	1,976	1,046	5,974	3,483
General and administrative	(43)	283	1,256	1,095
Total depreciation and amortization expense	$2,799	$2,103	$10,738	$7,819

Restructuring Charge
Sales and marketing	$-	$506	$224	$506
Operations and support	-	432	230	432
Product development	-	458	117	458
General and administrative	-	153	167	153
Total restructuring charge	$-	$1,549	$738	$1,549

Xometry, Inc. and Subsidiaries

Immaterial Corrections To Previously Issued Consolidated Financial Statements

(In thousands, except per share amounts)

(Unaudited)

	December 31, 2022
Consolidated Balance Sheet	As Reported	Corrections	As Adjusted
Assets
Accounts receivable	$49,188	$89	$49,277
Other current assets	12,273	(2,900)	9,373
Total current assets	390,055	(2,811)	387,244
Total assets	736,925	(2,811)	734,114
Liabilities and stockholders’ equity			-
Accrued expenses	33,430	3	33,433
Contract liabilities	8,509	220	8,729
Total current liabilities	63,803	223	64,026
Total liabilities	362,092	223	362,315
Accumulated deficit	(249,366)	(3,034)	(252,400)
Total liabilities and stockholders’ equity	736,925	(2,811)	734,114

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
Consolidated Statement of Operations and Comprehensive Loss	As Reported	Corrections	As Adjusted	As Reported	Corrections	As Adjusted

Revenue	$98,196	$(135)	$98,061	$381,053	$(132)	$380,921
Cost of revenue	62,166	693	62,859	233,487	1,443	234,930
Gross profit	36,030	(828)	35,202	147,566	(1,575)	145,991
Operating expenses:
Sales and marketing	24,376	288	24,664	83,222	1,149	84,371
Operations and support	12,414	20	12,434	48,572	56	48,628
General and administrative	14,849	254	15,103	57,992	254	58,246
Total operating expenses	60,334	562	60,896	221,623	1,459	223,082
Loss from operations	(24,304)	(1,390)	(25,694)	(74,057)	(3,034)	(77,091)
Loss before income taxes	(23,829)	(1,390)	(25,219)	(75,973)	(3,034)	(79,007)
Net loss	(24,424)	(1,390)	(25,814)	(76,009)	(3,034)	(79,043)
Net loss attributable to common stockholders	(24,423)	(1,390)	(25,813)	(76,025)	(3,034)	(79,059)
Net loss per share, basic and diluted, of Class A and Class B common stock	(0.51)	(0.03)	(0.54)	(1.61)	(0.07)	(1.68)

	Year Ended December 31, 2022
Consolidated Statement of Cash Flow	As Reported	Corrections	As Adjusted
Net loss	$(76,009)	$(3,034)	$(79,043)
Changes in operating assets and liabilities
Accounts receivable, net	(16,923)	(89)	(17,012)
Other assets, current and long term	(7,016)	2,900	(4,116)
Accrued expenses	403	3	406
Contract liabilities	515	220	735

Xometry, Inc. and Subsidiaries

Immaterial Corrections To Previously Issued Consolidated Financial Statements

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
	As Reported	Corrections	As Adjusted	As Reported	Corrections	As Adjusted
Disaggregated Revenue and Cost of Revenue
Marketplace
Revenue	$79,062	$86	$79,148	$303,134	$89	$303,223
Cost of revenue	57,630	693	58,323	216,336	1,443	217,779
Gross profit	$21,432	$(607)	$20,825	$86,798	$(1,354)	$85,444

Supplier Services
Revenue	$19,134	$(221)	$18,913	$77,919	$(221)	$77,698
Cost of revenue	4,536	-	4,536	17,151	-	17,151
Gross profit	$14,598	$(221)	$14,377	$60,768	$(221)	$60,547

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
	As Reported	Corrections	As Adjusted	As Reported	Corrections	As Adjusted
Segments Results
Revenues
U.S.	$88,130	$(135)	$87,995	$347,842	$(132)	$347,710

Losses
U.S.	$(20,509)	$(1,390)	$(21,899)	$(58,758)	$(3,034)	$(61,792)

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
Non-GAAP Financial Measurements	As Reported	Corrections	As Adjusted	As Reported	Corrections	As Adjusted

Adjusted EBITDA	$(14,249)	$(1,390)	$(15,639)	$(41,765)	$(3,034)	$(44,799)
Non-GAAP net loss	(13,729)	(1,390)	(15,119)	(40,097)	(3,034)	(43,131)
Non-GAAP net loss EPS, basic and diluted, of Class A and Class B common stock	(0.29)	(0.03)	(0.32)	(0.85)	(0.06)	(0.91)